UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001‑37508	27‑0395455
(Commission File No.)	(IRS Employer Identification No.)

2940 N. Highway 360

Grand Prairie, TX 75050

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 408‑1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NEOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.            Entry into a Material Definitive Agreement.

Amendment to Facility Agreement

On May 6, 2020, Neos Therapeutics, Inc. (the “Company”), the guarantor parties thereto, Deerfield Private Design Fund III, L.P. and Deerfield Partners, L.P. (together, the “Lenders”) and Deerfield Mgmt, L.P., as collateral agent, entered into a Fifth Amendment to Facility Agreement (the “Amendment”) to the Company’s existing Facility Agreement, (as amended, the “Agreement”) with the Lenders.

Pursuant to the terms of the Amendment, the Company deferred $5.0 million of principal (“Deferred Principal”) otherwise due on May 11, 2020. The Company is required to pay the Deferred Principal in eight equal monthly installments beginning on September 11, 2020 through April 11, 2021 (the “Installment Period”). Any monthly payment of the Deerfield Principal otherwise due during the Installment Period will be deferred to May 11, 2021 if, during the 30 days immediately preceding the trading day prior to the date such installment is otherwise due, the volume weighted average price for the Company’s common stock is above $1.50 for 10 consecutive days. In addition, to the extent the Lenders convert principal pursuant to the Convertible Notes, the amount of principal so converted will be applied to reduced amortization payments in the order in which they are due, beginning with principal amounts payable during the Installment Period. A $250,000 incremental exit fee will be due in cash when the facility is paid in full, or upon certain events such as acceleration of the facility, bankruptcy or insolvency of the Company or a change of control of the Company.

In addition, the parties further amended and restated the Senior Secured Convertible Notes (as amended and restated, the “Convertible Notes”) to provide for the conversion of up to $10.0 million of the remaining principal due under the facility into the Company’s common stock at a conversion price of $1.50 per share (the “Fixed Price Conversion”). The ability to issue shares upon a Fixed Price Conversion is also subject to customary beneficial ownership caps as described in the Convertible Notes. The Convertible Notes retained the variable price conversion price (“Variable Price Conversion”) for any additional conversions, which remain subject to customary beneficial ownership caps and exchange caps as described therein. The shares of common stock issuable upon the Fixed Price Conversion and the Variable Price Conversion are referred to herein as the “Conversion Shares”.

The foregoing descriptions of the material terms of the Convertible Notes and the Amendment do not purport to be complete and are subject to, and are qualified in their entirety by, reference to the form of Convertible Note and the Amendment, copies of which are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 10.1, respectively.

Item 2.03.            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, which discussion is incorporated herein by this reference.

Item 3.02.            Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company relied on the exemption from registration contained in Section 4(a)(2) of the Securities Act for the issuance of the Convertible Notes and expect to rely on such exemption or Section 3(a)(9) under the Securities Act for any issuance of Conversion Shares.

Item 8.01.            Other Events.

As previously disclosed, on April 18, 2020, the Company received a loan of $3,582,800 (the “Loan”) from First Republic Bank (the “Lender”) under the Small Business Administration Paycheck Protection Program of the Coronavirus Aid, Relief and Economic Security Act of 2020. On May 6, 2020, the Company initiated the immediate repayment of the full amount of the Loan to the Lender.

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Item 9.01.            Financial Statements and Exhibits.

(d)              Exhibits

The following exhibits relating to Items 1.01, 2.03 and 3.02 are attached hereto:

Number	Description

4.1	Form of Second Amended and Restated Senior Secured Convertible Note.

10.1

Fifth Amendment to Facility Agreement, dated as of May 6, 2020, by and among Neos Therapeutics, Inc., the guarantor parties thereto, Deerfield Private Design Fund III, L.P. and Deerfield Partners, L.P. and Deerfield Mgmt, L.P., as collateral agent (including schedules and exhibits thereto).

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Form of Second Amended and Restated Senior Secured Convertible Note.

10.1

Fifth Amendment to Facility Agreement, dated as of May 6, 2020, by and among Neos Therapeutics, Inc., the guarantor parties thereto, Deerfield Private Design Fund III, L.P. and Deerfield Partners, L.P. and Deerfield Mgmt, L.P., as collateral agent (including schedules and exhibits thereto).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOS THERAPEUTICS, INC.

Date: May 7, 2020	By:	/s/ Richard I. Eisenstadt
Richard I. Eisenstadt
Chief Financial Officer

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